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                                                 SCI Systems, Inc
                    Exhibit 11 -  Computation of Primary and Fully Diluted Earnings Per Share
                   (In thousands of dollars except for number of shares and per share amounts)

                                                                 Quarter Ended:                   Nine Months:
                                                            March 24,       March 26,      March 24,         March 26,
                                                               1996           1995           1996              1995
                                                          --------------- -------------- --------------- --------------




Primary Earnings Per Share
Net income                                                       $19,110        $10,943         $56,389        $31,197
Add  back  after-tax  interest  for  debentures  converted
during                                                               N/A            N/A             218            N/A
 period
                                                          --------------- -------------- --------------- --------------

           Adjusted net income used in primary computation       $19,110        $10,943         $56,607        $31,197
                                                          =============== ============== =============== ==============

Weighted  average  number  of  shares  outstanding  during    29,493,375     27,333,404      29,439,307     27,322,527
period

Applicable number of shares for common stock equivalents
 (stock    options)    outstanding    for   period   using
Treasury-stock                                                   638,542        441,762         655,301        466,723
 method based on average market price for period
                                                          =============== ============== =============== ==============
     Weighted average number of shares used in computation    30,131,917     27,775,166      30,094,608     27,789,250
                                                          =============== ============== =============== ==============

Primary  earnings per share                                         $.63           $.39           $1.88          $1.12
                                                          =============== ============== =============== ==============

Fully Diluted Earnings Per Share
Net income                                                       $19,110        $10,943         $56,389        $31,197
Add back after-tax interest for debentures converted
 during period                                                       N/A            N/A             218            N/A
Add back after-tax interest expense for outstanding
 convertible debentures:                                             N/A            344             N/A          1,009
                                                          =============== ============== =============== ==============
     Adjusted net income used in fully diluted computation       $19,110        $11,287         $56,607        $32,206
                                                          =============== ============== =============== ==============

Weighted average number of shares outstanding during period    29,493,375     27,333,404      29,439,307     27,322,527
Applicable  number  of shares  for  common  stock  equivalents
(stock  options)outstanding for period, using Treasury-stock
method  based on the  higher of  average  market  price or       681,969        441,762         702,266        466,723
ending market price
Number of shares to be issued if 5 5/8 % convertible
  debentures were converted:                                         N/A      1,850,727             N/A      1,850,727

                                                          =============== ============== =============== ==============
             Weighted number of shares used in computation    30,175,344     29,625,893      30,141,573     29,639,977
                                                          =============== ============== =============== ==============

Fully diluted earnings per share                                    $.63           $.38           $1.88          $1.09
                                                          =============== ============== =============== ==============

The additional dilution effect of the common stock equivalents and potential conversion of any outstanding convertible debentures  represent less than 3%; consequently, fully diluted earnings per share are not presented on the income statement for the periods presented.





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